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                                                                 EXHIBIT 99

                        REGIONAL ACCEPTANCE CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 23, 1996

    The undersigned hereby appoints William R. Stallings, Sr. and Robert D. Barry, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in Regional Acceptance Corporation, a North Carolina corporation ("RAC"), at the Special Meeting of Shareholders to be held on August 23, 1996, commencing at 10:00 a.m., local time, at the Ramada Inn, 203 S.W. Greenville Boulevard, Greenville, North Carolina or at any adjournments or postponements thereof.

    THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW UNLESS OTHERWISE SPECIFIED. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" SUCH PROPOSAL.

    A proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of March 29, 1996 and amended and restated as of May 30, 1996, by and between RAC and Southern National Corporation, a North Carolina corporation ("SNC"), and a related Plan of Merger, pursuant to which SNC Acquisition Corp., a wholly-owned subsidiary of SNC, will merge with and into RAC and each share of common stock of RAC, other than shares held by dissenting shareholders, will be converted into the right to receive .3929 shares of the common stock of SNC, subject to adjustment or renegotiation in certain circumstances.

              [ ]   FOR         [ ]   AGAINST          [ ]  ABSTAIN

                    (continued and to be signed on reverse)

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                          (continued from other side)

    In their discretion, the proxies are authorized to vote upon such other matters incidental to the Special Meeting and such other business as may be properly brought before the Special Meeting.

    Receipt of the Notice of Special Meeting and accompanying Proxy Statement/Prospectus is hereby acknowledged.

    Please date, sign exactly as printed below, and return promptly in the enclosed postage-paid envelope.
                                          Dated:                          , 1996

                                          (When signing as attorney, executor,
                                          administrator, trustee, guardian,
                                          etc., give title as such. If a joint
                                          account, each joint owner should sign
                                          personally.)